UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2010

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-33097	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On August 10, 2010, Gladstone Commercial Corporation (the "Company") issued 6,666.67 shares of Senior Common Stock at a gross price per share of $15.00 in a closing (the "Closing") of its previously announced continuous private offering of up to 3,333,333 shares of Senior Common Stock (the "Offering"). Net proceeds from the Closing, after selling commissions and the dealer manager fee, were approximately $89,000.

This issuance of securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that the securities were sold in a private offering not involving general solicitation and that the purchasers of the securities in the Closing are accredited investors.

Between July 8, 2010 and August 10, 2010, the Company also issued an aggregate of 26.10 shares of Senior Common Stock pursuant to its Distribution Reinvestment Plan in respect of shares issued previously in the Offering. These shares were issued at a price of $15.00 per share pursuant to the Distribution Reinvestment Plan in lieu of cash dividends declared on the Senior Common Stock in the aggregate amount of $391.47.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

August 11, 2010	By:	Danielle Jones

Name: Danielle Jones
Title: CFO